UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Alliant Techsystems Inc. (“ATK”) in a Form 8-K dated March 8, 2010, John J. Cronin ceased to serve in the position of Senior Vice President and President ATK Mission Systems, effective March 8, 2010, and his employment with ATK terminated on March 31, 2010.  ATK also previously disclosed in the Form 8-K that, in connection with Mr. Cronin’s termination of employment, Mr. Cronin was expected to receive a severance payment, conditioned upon his execution of a general release of claims against ATK and agreement to confidentiality, non-compete, non-solicitation and non-disparagement provisions for a period of one year.

ATK and Mr. Cronin have now executed a Separation Agreement and General Release of Claims, which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

Under the terms of Mr. Cronin’s agreement with ATK, Mr. Cronin will receive a lump-sum severance payment equal to one year of his base salary of $420,000, plus the severance benefits contained in ATK’s Executive Severance Plan.  Mr. Cronin is also eligible to receive executive-level outplacement services, financial planning services for one year following his termination from ATK, and a $15,000 lump-sum payment to offset the cost of continuing health care coverage.

Mr. Cronin will also be eligible to receive an annual cash incentive compensation payment for the fiscal year ended March 31, 2010 under the ATK Executive Officer Incentive Plan (EOIP).  The amount, if any, will be based on his former business group’s financial performance as compared to performance goals established at the beginning of that fiscal year, subject to the terms of the EOIP and ATK’s compensation system.

Mr. Cronin has four outstanding long-term incentive awards, which will be governed by the existing terms of the respective award agreements.  Any payment of the awards will be based on the performance level achieved for the applicable performance period and prorated for his service time with ATK, as applicable, subject to the terms of the applicable plan, award agreements and ATK’s compensation system.

ATK’s Supplemental Executive Retirement Plan (SERP) includes special benefits for Mr. Cronin, which were offered to him at the time he was offered employment with ATK.  Mr. Cronin will receive any regular SERP benefit payable to him, plus an additional lump-sum benefit in the amount of $600,000.

In exchange for the severance benefits, Mr. Cronin has agreed to (a) release ATK from any and all claims in connection with his employment or termination of employment, (b) maintain confidential, proprietary and trade secret information gained during employment, (c) not make disparaging or defamatory comments about ATK and the employment relationship, and (d) for a period of time, not compete with ATK in certain sectors of the aerospace and defense industry or solicit directly or indirectly ATK employees for employment elsewhere.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release of Claims between ATK and John J. Cronin dated April 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: April 12, 2010	By:	/s/ KEITH D. ROSS

Keith D. Ross Senior Vice President, General Counsel and Secretary